HALOZYME THERAPEUTICS, INC.

HALOZYME CONTACT                                  INVESTOR RELATIONS CONTACTS
David A. Ramsay                                   Ina McGuinness or Bruce Voss
Chief Financial Officer                           Lippert/Heilshorn & Associates
(858) 794-8889                                    (310) 691-7100
dramsay@halozyme.com                              imcguinness@lhai.com

                                                  MEDIA CONTACTS
                                                  Kathy Sweeney/ Megan Riggs
                                                  Mentus
                                                  858-455-5500, x212/x215
                                                  kwitz@mentus.com
                                                  megan@mentus.com

     HALOZYME THERAPEUTICS NAMES ROBERT ENGLER, M.D., TO BOARD OF DIRECTORS

                IRA LECHNER STEPS DOWN AS CHAIRMAN OF THE BOARD;
              CEO JONATHAN LIM, M.D., NAMED CHAIRMAN OF THE BOARD

SAN DIEGO, CALIF., APRIL 6, 2004 - Halozyme Therapeutics, Inc. (OTCBB: HZYM), a therapeutically driven biopharmaceutical company focused on the development and commercialization of recombinant human enzymes, today announced that Robert Engler, M.D., has been named to its Board of Directors. In addition, Ira Lechner, Chairman of the Board, is resigning from the board and Jonathan Lim, M.D., Halozyme's President and CEO, will add the post of Chairman of the Board to his duties, effective immediately.

These board changes bring the total number of board members to five, three of whom are outside members and two of whom are insiders as defined by Securities and Exchange Commission and NASDAQ rules.

"We are extremely pleased that Dr. Engler has agreed to join our board," said Dr. Lim. "He is a multi-talented leader who is credited with the founding of two successful biotech companies. His business and scientific expertise will greatly assist Halozyme as we continue to pursue the company's multiple market opportunities and execute our capital-efficient business model. At the same time, we are sorry to see Ira step down, as he has made an invaluable contribution to Halozyme's early development. We wish Ira the best as he focuses on his other business and not-for-profit interests."

Dr. Engler spent his career as a Cardiologist at the Veterans Affairs Medical Center and the University of California, San Diego, where he retired as Professor Emeritus in 2001. While at the VA Medical Center, Dr. Engler served as Associate Chief of Staff and Chief of Research and was an attending physician, in addition to running an active cardiovascular research laboratory. His research and clinical work led to the founding of two successful biotechnology companies: Gensia, Inc., and Collateral Therapeutics, Inc.

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HALOZYME THERAPEUTICS NAMES ROBERT ENGLER, M.D., TO BOARD OF DIRECTORS
PAGE 2

He also founded and served as President of the Veterans Medical Research Foundation. Dr. Engler graduated from Georgetown Medical School.

Halozyme's recombinant human enzyme technology replaces current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. The Company believes that the versatility of its first enzyme, rHuPH20, will enable Halozyme to simultaneously market the product as a medical device, a drug enhancement agent, and a therapeutic biologic.

ABOUT HALOZYME THERAPEUTICS, INC.
Halozyme is a therapeutically driven biopharmaceutical company dedicated to the development and commercialization of recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's broad product portfolio is based on intellectual property covering the family of human enzymes known as hyaluronidases. The company's lead products offer a safe and pure alternative to existing slaughterhouse-derived extracts that carry risks of animal pathogen contamination and immunogenicity. The commercialization of Halozyme's highly versatile enzyme technology within proven markets will enable the company to significantly impact the quality of medicine while creating long-term shareholder value.

SAFE HARBOR STATEMENT
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the marketing and distribution methods Halozyme intends to employ with respect to its first enzyme) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believes," "execute," "enable" and other words of similar meaning. Factors that may result in differences are discussed in greater detail in Halozyme Therapeutics' Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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